UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2015

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Circle 75 Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770.953.1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2015, the Board of Directors of Genuine Parts Company announced the election of Donna W. Hyland as a new independent Director of the Company. Ms. Hyland is President and Chief Executive Officer of Children’s Healthcare of Atlanta, one of the largest pediatric healthcare systems in the country. Previously, Ms. Hyland served Children’s as Chief Financial Officer from 1998 to 2002 and as Chief Operating Officer from 2003 to May 2008, when she was named President and CEO. In total, Ms. Hyland has 28 years of business leadership and financial experience and also serves on the board of Cousins Properties, Inc. The Company anticipates that Ms. Hyland will serve as a member of the Company's Audit Committee.

A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events.

On November 16, 2015, the Board of Directors of Genuine Parts Company declared a regular quarterly cash dividend of $.615 per share on the Company's common stock. The dividend is payable January 4, 2016 to shareholders of record December 4, 2015.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated November 16, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

November 16, 2015	By:	Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 16, 2015